Exhibit 1.1

LOWER CROSS ACQUISITIONS CORP

UNDERWRITING AGREEMENT

New York, New York
[●], 2026

BTIG, LLC

65 E. 55th Street

New York, New York 10022

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Lower Cross Acquisitions Corp, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement with BTIG, LLC (“BTIG” or the “Representative”) and with the other underwriters named on Schedule A hereto (if any), for which the Representative is acting as representative (the Representative and such other underwriters being collectively referred to herein as the “Underwriters” or, each underwriter individually, an “Underwriter,” provided that, if only BTIG is listed on such Schedule A, any references to the Underwriters shall refer exclusively to BTIG) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1  Purchase of Firm Units. On the basis of the representations and warranties contained in this Underwriting Agreement (this “Agreement”), but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of 20,000,000 units of the Company (the “Firm Units”), ratably in accordance with the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, at a purchase price (net of discounts and commissions, excluding the Deferred Underwriting Commission (as defined below)) of $9.80 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one Class A ordinary share, of $0.0001 par value, of the Company (the “Class A Ordinary Shares”) and one-third of one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”). The Class A Ordinary Shares and the Public Warrants included in the Firm Units (and the Class A Ordinary Shares and the warrants included in the Option Units (as defined below), if any) will trade separately on the 52nd day following the date hereof (or, if such date is not a Business Day (as defined below), on the following Business Day) unless the Representative determines to allow earlier separate trading subject to the satisfaction of certain conditions. Notwithstanding the immediately preceding sentence, in no event will the Class A Ordinary Shares and the Public Warrants included in either the Firm Units or the Option Units trade separately until (i) the Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the Offering and the Unit Private Placement (as defined in Section 1.4.2) and updated financial information with respect to any proceeds the Company receives from the exercise of the Over-allotment Option (as defined below) if such option is exercised prior to the filing of the Current Report on Form 8-K and (ii) the Company has filed with the Commission a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin. Each whole Public Warrant entitles its holder to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment, commencing 30 days after the consummation by the Company of a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”) and expiring on the five-year anniversary of the consummation by the Company of its initial Business Combination, or earlier upon redemption or liquidation.

1.1.2  Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on the first Business Day (as defined below) following the commencement of trading of the Firm Units, or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of White & Case LLP, counsel to the Underwriters (“White & Case”), or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $200,000,000 of the proceeds received by the Company for the Firm Units and the sale of Private Placement Units (as defined in Section 1.4.2) shall be deposited in the trust account (“Trust Account”) established by the Company for the benefit of the Public Shareholders (as defined below), as described in the Registration Statement (as defined in Section 2.1.1) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“Continental”). The funds deposited in the Trust Account shall include an aggregate of $7,000,000 ($0.35 per Firm Unit), payable to the Representative on behalf of the Underwriters as Deferred Underwriting Commission, in accordance with Section 1.3 hereof. The remaining proceeds (less commissions and actual expense payments or other fees payable pursuant to this Agreement), if any, shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units. As used herein, the term “Public Shareholders” means the holders of Class A Ordinary Shares sold as part of the Units in the Offering or acquired in the aftermarket, including the Sponsor (defined below), any member of the Sponsor or any officer or director of the Company, to the extent, he, she or it acquires such Class A Ordinary Shares in the aftermarket (and solely with respect to such Class A Ordinary Shares). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

1.2  Over-Allotment Option.

1.2.1  Option Units. The Underwriters are hereby granted an option (the “Over-allotment Option”) to purchase, ratably in accordance with the number of Firm Units to be purchased by each of them, up to an additional 3,000,000 units (the “Option Units”), the net proceeds of which, together with the proceeds of the Option Private Placement Units (as defined below), will be deposited in the Trust Account, for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units. Such Option Units shall be identical in all respects to the Firm Units and shall be sold at the same purchase price per Firm Unit to be paid by the Underwriters to the Company. The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Class A Ordinary Shares, the Public Warrants included in the Units and the Class A Ordinary Shares issuable upon exercise of the Public Warrants are hereinafter referred to collectively as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid for each Option Unit will be the price set forth in Section 1.2.3 hereof.

1.2.2  Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof). The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in accordance with Section 10.1 herein, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of White & Case or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3  Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable as follows: $9.80 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Units (or through the facilities of DTC) for the account of the Representative. The amount of the payments for the Option Units to be deposited in the Trust Account will include $0.35 per Option Unit (up to $1,050,000), payable to the Representative on behalf of the Underwriters as Deferred Underwriting Commission in accordance with Section 1.3 hereof. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests in writing not less than two full Business Days prior to the Closing Date or the Option Closing Date, as the case may be. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Underwriters for applicable Option Units.

1.3  Deferred Underwriting Commission. The Representative agrees that 3.50% of the gross proceeds from the sale of the Firm Units ($7,000,000) and 3.50% of the gross proceeds from the sale of the Option Units (up to $1,050,000) (collectively, the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for its own account upon consummation of the Company’s initial Business Combination. In the event that the Company is unable to consummate a Business Combination and Continental, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative agrees that: (i) the Representative shall forfeit any rights or claims to the Deferred Underwriting Commission, including any accrued interest thereon; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders. Any Deferred Underwriting Commission will be fully earned by each Underwriter upon the payment of the purchase price for the Units purchased by such Underwriter on the closing of the Offering (including payment of the purchase price of any Option Units) and will be paid to the Representative on behalf of the Underwriters if and when the Company consummates its Business Combination, without any further conditions. Notwithstanding the foregoing, the Deferred Underwriting Commission shall be payable as follows: (i) $0.20 per Unit shall be paid to the Underwriters in cash, (ii) $0.10 per Unit shall be paid to the Underwriters in cash, such amount to be determined pursuant to the formula set forth below (the “Trust Account Portion”), and (iii) $0.05 per Unit shall be paid to the Underwriters in cash (the “Allocable Amount”), provided that, the Company, in its sole discretion, may determine to allocate any portion of the Allocable Amount to third parties not participating in the Offering (but who are members of FINRA) that assist in consummation the Business Combination. The Trust Account Portion shall be determined by multiplying (i) a fraction, the numerator of which is the number of Class A Ordinary Shares outstanding immediately prior to the consummation of the Business Combination, less any Class A Ordinary Shares that have been submitted for redemption by Public Shareholders who have properly exercised their redemption rights and plus any Class A Ordinary Shares held by shareholders that have entered into non-redemption agreements, forward purchase agreements or other arrangements whereby the Company has a contractual obligation to repurchase such Class A Ordinary Shares in connection with the Business Combination, and the denominator of which is the number of Class A Ordinary Shares sold in the Offering by (ii) 0.10.

1.4  Private Placements.

1.4.1  Founder Shares. On June 16, 2026, Lower Cross Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), purchased from the Company 5,750,000 Class B ordinary shares (the “Founder Shares”) for an aggregate consideration of $25,000, paid to cover certain offering costs on behalf of the Company, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act. On August 4, 2026, the Company effectuated share recapitalizations resulting in the Sponsor holding an aggregate of 7,666,667 Founder Shares. Prior to the completion of the Offering, the Sponsor will transfer 200,000 Founder Shares to the Company’s Chairman and Chief Executive Officer, 50,000 to each of the Company’s Chief Financial Officer and the Company’s Vice-President, Acquisitions, and 30,000 Founder Shares to each of the Company’s independent director nominees (such independent director nominees, together with the Sponsor, the “Initial Shareholders”) at their original purchase price. No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the purchase of Founder Shares. Except as described in the Registration Statement, none of the Founder Shares may be sold, assigned or transferred by the Initial Shareholders until the earlier of: (i) 180 days after the completion of a Business Combination, and (ii) subsequent to such Business Combination, the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The Initial Shareholders shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate a Business Combination. The Initial Shareholders shall not have redemption rights with respect to the Founder Shares. In the event that the Over-allotment Option is not exercised in full, the Sponsor will be required to forfeit such number of Founder Shares (up to 1,000,000 Founder Shares) for no consideration such that the Founder Shares then outstanding will comprise 25.0% of the issued and outstanding shares of the Company after giving effect to the Offering and the exercise, if any, of the Over-allotment Option (not including the Private Placement Shares).

1.4.2  Unit Private Placement. Simultaneously with the Closing Date, the Sponsor and the Representative will purchase from the Company, pursuant to the Purchase Agreements (as defined in Section 2.21.2 hereof), an aggregate of 600,000 private placement units (350,000 private placement units to be purchased by the Sponsor and 250,000 to be purchased by the Representative), each consisting of one Class A Ordinary Share (the “Private Placement Shares”) and one-third of one warrant (the “Private Placement Warrants”), at a purchase price of $10.00 per unit (the “Private Placement Units”) in a private placement intended to be exempt from registration under the Act, pursuant to Section 4(a)(2) of the Act. Simultaneously with the Option Closing Date (if any), the Sponsor and the Representative will purchase from the Company, pursuant to the Purchase Agreements, up to an additional 60,000 Private Placement Units (up to 22,500 Private Placement Units to be purchased by the Sponsor and up to 37,500 to be purchased by the Representative) at a purchase price of $10.00 per Private Placement Unit in a private placement intended to be exempt from registration under the Act, pursuant to Section 4(a)(2) of the Act (such additional Private Placement Units, the “Option Private Placement Units”). The Private Placement Units and the Option Private Placement Units, if any, are substantially identical to the Units, subject to certain exceptions. The Private Placement Warrants will be identical to the Public Warrants. The private placement of the Private Placement Units and the Option Private Placement Units, if any, is referred to herein as the “Units Private Placement.” None of the Private Placement Units, the Option Private Placement Units, the underlying Private Placement Shares and Private Placement Warrants, or the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants, may be sold, assigned or transferred by the purchasers or their permitted transferees until 30 days after consummation of a Business Combination. Certain proceeds from the sale of the Private Placement Units and certain of the proceeds from the sale of the Option Private Placement Units, if any, shall be deposited into the Trust Account. For so long as any Private Placement Units or Option Private Placement Units, the underlying Private Placement Shares and Private Placement Warrants, and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants, are held by the Representative or its designees or affiliates, such Private Placement Units, Option Private Placement Units, underlying Private Placement Shares and underlying Private Placement Warrants, and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants, will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and such Private Placement Warrants may not be exercised after five years from the commencement of sales of the Offering.

1.4.3  The Private Placement Units, the Option Private Placement Units, if any, the underlying Private Placement Shares and the Private Placement Warrants, and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants are hereinafter referred to collectively as the “Placement Securities.” No underwriting discounts, commissions or placement fees have been or will be payable in connection with the Placement Securities. The Public Securities, the Placement Securities and the Founder Shares are hereinafter referred to collectively as the “Securities.”

1.5  Working Capital. Upon consummation of the Offering, it is intended that approximately $1,250,000 (whether or not the Over-allotment Option is exercised) of the Offering proceeds and the Unit Private Placement will be released to the Company and held outside of the Trust Account to fund the working capital requirements of the Company.

1.6  Interest Income. Prior to the Company’s consummation of a Business Combination or the Company’s liquidation, interest earned on the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to fund working capital requirements (up to $300,000 per year (plus the rollover of unused amounts from prior years); provided that only $75,000 (plus the rollover of unused amounts from prior years), may be released to the Company during the three-month period beginning 24 months from the closing of the Offering), to pay any taxes incurred by the Company (excluding the 1% U.S. federal excise tax that was implemented by the Inflation Reduction Act of 2022 if any is imposed on the Company and which shall not be subject to the $300,000 annual limitation (or $75,000 limitation)),) and up to $100,000 for dissolution expenses, all as more fully described in the Prospectus (as defined below).

2.	Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1  Filing of Registration Statement.

2.1.1  Pursuant to the Act. The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-[●]), including any related preliminary prospectus (“Preliminary Prospectus”), including any prospectus that is included in the Registration Statement (as defined below) immediately prior to the effectiveness of the Registration Statement, for the registration of the Units (and the Class A Ordinary Shares and the Public Warrants included in the Units) under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations, filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means [●] p.m. New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, dated [●], 2026 and included in the Registration Statement filed as of [●], 2026, for distribution by the Underwriters (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Sale Preliminary Prospectus”). If the Company has filed, or is required pursuant to the terms hereof to file, a Registration Statement pursuant to Rule 462(b) under the Act registering additional securities or an amendment to such Registration Statement (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than the Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has been filed with the Commission. All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative determines that at the Time of Sale, the Sale Preliminary Prospectus includes an untrue statement of a material fact or omits a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company and the Representative agree to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2  Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement on Form 8-A (File No. 001-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Class A Ordinary Shares and the Public Warrants. The registration of the Units, Class A Ordinary Shares and the Public Warrants under the Exchange Act has been declared effective by the Commission on the date hereof and the Units, the Class A Ordinary Shares and the Public Warrants have been registered pursuant to Section 12(b) of the Exchange Act.

2.1.3  No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, assuming reasonable inquiry, any federal, state, or other regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus, or Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

2.2  Disclosures in Registration Statement.

2.2.1  10b-5 Representation, Etc. At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus did and will, in all material respects, conform to the requirements of the Act and the Regulations. The Registration Statement, as of the Effective Date, did not, and the amendments and supplements thereto, as of their respective dates, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, not misleading. The Prospectus, as of its date and the Closing Date or the Option Closing Date, as the case may be, did not and will not, and the amendments and supplements thereto, as of their respective dates, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Sale Preliminary Prospectus, as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus or the Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.2.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the following: the names of the Underwriters, the information with respect to stabilizing transactions and market making contained in the fifteenth, sixteenth, seventeenth, eighteenth, nineteenth, twentieth and twenty-first paragraphs of the section entitled “Underwriting” and the identity of counsel to the Underwriters contained in the section entitled “Legal Matters” (such information, collectively, the “Underwriters’ Information”).

2.2.2  Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Sale Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) that is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, assuming reasonable inquiry, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and no such agreement or instrument has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, assuming reasonable inquiry, any other party is in breach or default thereunder and, to the Company’s knowledge, assuming reasonable inquiry, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, assuming reasonable inquiry, the performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.2.3  Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.2.4  Regulations. The disclosures in the Registration Statement, the Sale Preliminary Prospectus, and Prospectus concerning the effects of federal, foreign, state, and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3  Changes After Dates in Registration Statement.

2.3.1  No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, (iii) no member of the Company’s board of directors (the “Board of Directors”) or management has resigned from any position with the Company, other than a change in the title of such officer, and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Board of Directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.3.2  Recent Securities Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.4  Independent Registered Public Accounting Firm. To the Company’s knowledge, assuming reasonable inquiry, WithumSmith+Brown, PC (“Withum”), whose report is filed with the Commission as part of, and is included in, the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, is an independent registered public accounting firm as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, assuming reasonable inquiry, Withum is currently registered with the PCAOB. Withum has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.5  Financial Statements; Statistical Data.

2.5.1  Financial Statements. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in accordance with Regulation S-X or Form 10 that have not been included as required.

2.5.2  Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data materially agree with the sources from which they are derived.

2.6  Authorized Capital; Options. The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus. Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date or Option Closing Date, as the case may be, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued Class A Ordinary Shares or any security convertible into Class A Ordinary Shares, or any contracts or commitments to issue or sell Class A Ordinary Shares or any such options, warrants, rights or convertible securities.

2.7  Valid Issuance of Securities.

2.7.1  Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized and outstanding securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. All offers and sales and any transfers of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.7.2  Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement and the amended and restated memorandum and articles of association of the Company, respectively, and (in the case of shares of the Company) upon registration in the Company’s register of members, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The form of certificates for the Securities conform to the corporate law of the jurisdiction of the Company’s incorporation and applicable securities laws. The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be. When paid for and issued, the Public Warrants will constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Public Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Class A Ordinary Shares issuable upon exercise of the Public Warrants have been reserved for issuance upon the exercise of the Public Warrants and upon payment of the consideration therefor, and when issued and delivered in accordance with the terms thereof and the amended and restated memorandum and articles of association of the Company, and upon registration in the register of members of the Company, such Class A Ordinary Shares will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.3 Placement Securities. The Private Placement Units and the Private Placement Warrants constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof, and are, or will be, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Private Placement Shares have duly and validly authorized, and when issued and paid for in accordance with the terms of the Purchase Agreements and the amended and restated memorandum and articles of association of the Company, respectively, and (in the case of shares of the Company) upon registration in the register of members of the Company will be validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants have been reserved for issuance and, when issued in accordance with the terms of the Private Placement Warrants and the amended and restated memorandum and articles of association of the Company, respectively, and registered in the Company’s register of members, will be duly and validly authorized, validly issued and upon payment therefor, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.4  No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the Offering.

2.8  Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any warrants exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.9  Validity and Binding Effect of Agreements. This Agreement, the Trust Agreement, the Insider Letter (as defined in Section 2.21.1), the Warrant Agreement (as defined in Section 2.23), the Services Agreement (as defined in Section 2.21.3), the Registration Rights Agreement (as defined in Section 2.21.4) and the Purchase Agreements (as defined in Section 2.21.2) (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company and, when executed and delivered, and assuming the due authorization, execution and delivery of such Transaction Documents by the other parties hereto and thereto, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal, and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.10  No Conflicts, Etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the amended and restated memorandum and articles of association of the Company (collectively, the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or business constituted as of the date hereof; except in the case of clauses (i) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (as defined below).

2.11  No Defaults; Violations. No default or violation exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.12  Corporate Power; Licenses; Consents.

2.12.1  Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except where the failure to would not reasonably be expected to have a Material Adverse Effect. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with its formation and in furtherance of this Offering.

2.12.2  Transactions Contemplated Herein. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale, and delivery, of the Securities and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable foreign, federal and state securities laws, the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.13  D&O Questionnaires. To the Company’s knowledge, assuming reasonable inquiry, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers, directors and shareholders (“Insiders”) and provided to the Representative and their counsel and the biographies of the Insiders contained in the Registration Statement, Sale Preliminary Prospectus and the Prospectus (to the extent a biography is contained) (the “Biographies”) is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider or in the Biographies to become inaccurate, incorrect or incomplete in any material respect.

2.14  Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending, or to the Company’s knowledge, assuming reasonable inquiry, threatened against or involving the Company or, to the Company’s knowledge, assuming reasonable inquiry, any Insider or any shareholder or member of an Insider that would be reasonably expected to have a Material Adverse Effect, that has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to Nasdaq.

2.15  Good Standing. The Company has been duly incorporated and is validly existing as an exempted company and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, assets, prospects, business, operations or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

2.16  No Contemplation of a Business Combination. The Company has not selected any specific Business Combination target (each a “Target Business”) and it has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Target Business regarding a Business Combination with the Company.

2.17  Transactions Requiring Disclosure to FINRA.

2.17.1  Finder’s Fees. Other than as described in the Registration Statement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or to the Company’s knowledge, assuming reasonable inquiry, any Insider that may affect the Underwriters’ compensation, as defined by FINRA.

2.17.2  Payments Within 180 Days. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; or (ii) “any participating member”, as defined in FINRA Rule 5110, with respect to the Offering (a “Participating Member”), within the 180-day period prior to the initial filing of the Registration Statement, other than the prior payments to the Representative in connection with the Offering. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to any Participating Member within the 180-day period prior to the initial filing date of the Registration Statement. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any “underwriting compensation” as defined in FINRA Rule 5110.

2.17.3  FINRA Affiliation. Except as disclosed in the FINRA Questionnaires provided to the Representative, no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (other than the Representative and its associated persons upon the closing of the Unit Private Placement) has any direct or indirect affiliation or association with any Participating Member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and White & Case if it learns that any officer or director or any direct or indirect beneficial owner (including the Insiders) is or becomes an affiliate or associated person of a Participating Member.

2.17.4  Share Ownership. Except as disclosed in the FINRA Questionnaires provided to the Representative, no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities is an owner of shares or other securities of any Participating Member (other than securities purchased on the open market) (other than the Representative and its associated persons upon the closing of the Unit Private Placement).

2.17.5  Loans. No officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities has made a subordinated loan to any Participating Member.

2.17.6  Proceeds of the Offering. No proceeds from the sale of the Public Securities (excluding underwriting compensation), the Private Placement Units or the Option Private Placement Units, if any, will be paid to any Participating Member, except as specifically authorized herein.

2.17.7  Conflicts of Interest. To the Company’s knowledge, assuming reasonable inquiry, no Participating Member has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member, its associated persons, its parent or its affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity.

2.18  Taxes.

2.18.1  There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state or any political subdivision of the United States, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.18.2  The Company has filed all U.S. federal, state and local tax returns and all non-U.S. tax returns required to be filed with taxing authorities prior to the date hereof in a timely manner or has duly obtained extensions of time for the filing thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect). The Company has paid all taxes shown as due on such returns that were filed and has paid all taxes imposed on it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable or as would not be reasonably expected to have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2.5.1 above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.18.3  In the event an excise tax or any other similar fee or tax in nature is levied or imposed on the Company pursuant to any current law(s), including, without limitation any excise tax due under the Inflation Reduction Act of 2022 in relation to a redemption of securities as described in the Registration Statement or otherwise, the Company agrees not to make payment of any such tax or fee from the Trust Account and further agrees not to seek recourse for any such tax or fee from the Trust Account.

2.19  Foreign Corrupt Practices Act; Anti-Money Laundering; Patriot Act.

2.19.1  Foreign Corrupt Practices Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any of the Insiders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2  Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in compliance with (i) the requirements of the U.S. Treasury Department Office of Foreign Asset Control and (ii) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar anti-money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Federal governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, assuming reasonable inquiry, threatened.

2.19.3  Patriot Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any Insider has violated the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 or the rules and regulations promulgated under any such law, or any successor law.

2.20  Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company in connection with the Offering and delivered to the Representative or to White & Case shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21  Agreements with Insiders.

2.21.1  Insider Letter. On the date of this Agreement, the Company will cause to be duly executed and delivered to the Underwriters a legally binding and enforceable agreement (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under foreign, federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), a form of which is annexed as an exhibit to the Registration Statement (the “Insider Letter”), pursuant to which each of the Insiders of the Company agrees to certain matters.

2.21.2  Purchase Agreements. On the date of this Agreement, the Company and the Sponsor have executed and delivered to the Underwriters a Private Placement Units Purchase Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Sponsor Purchase Agreement”), pursuant to which the Sponsor will, among other things, on the Closing Date and Option Closing Date, consummate the purchase of and deliver the purchase price for the Private Placement Units and the Option Private Placement Units, if any, to be sold to the Sponsor as described in Section 1.4.2 and as provided for in such Sponsor Purchase Agreement. The Company and the Representative shall have executed and delivered a Private Placement Units Purchase Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Representative Purchase Agreement” and together with the Sponsor Purchase Agreement, the “Purchase Agreements”), pursuant to which the Representative will, among other things, on the Closing Date and Option Closing Date, consummate the purchase of and deliver the purchase price for the Private Placement Units and the Option Private Placement Units, if any, to be sold to the Representative as described in Section 1.4.2 and as provided for in such Representative Purchase Agreement. Pursuant to the Purchase Agreements, (i) each of the Sponsor and the Representative have waived any and all rights and claims they may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Private Placement Units and the Option Private Placement Units, if any, and (ii) certain of the proceeds from the sale of the Private Placement Units and certain of the proceeds from the sale of the Option Private Placement Units, if any, will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on the Closing Date and Option Closing Date (if any) as provided for in the Purchase Agreements.

2.21.3  Services Agreement. On the date of this Agreement, the Company and the Sponsor have executed and delivered to the Underwriters an Administrative Services Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Services Agreement”), pursuant to which the Sponsor will provide office space, utilities and secretarial and administrative and support services to the Company, for which the Company will pay the Sponsor $15,000 per month starting on the Effective Date and continuing until the earlier of (i) the completion of an initial Business Combination, and (ii) the liquidation of the Company.

2.21.4  Registration Rights Agreement. On the date of this Agreement, the Company, the Sponsor, the Representative and other holders of the Founder Shares entered into and delivered to the Underwriters a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to the securities they hold or may hold, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.21.5  Loans. The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $300,000 (the “Insider Loans”) pursuant to a promissory note annexed as an exhibit to the Registration Statement. The Insider Loans do not bear any interest and are repayable by the Company on the earlier of (i) December 31, 2026 or (ii) the date of consummation of the Offering.

2.22  Investment Management Trust Agreement. On the date of this Agreement, the Company has entered into and delivered to the Underwriters the Trust Agreement with respect to certain proceeds of the Offering and the Unit Private Placement substantially in the form annexed as an exhibit to the Registration Statement.

2.23  Warrant Agreement. On the date of this Agreement, the Company has entered into and delivered to the Underwriters a warrant agreement with respect to the Public Warrants, the Private Placement Warrants, and certain other warrants that may be issued by the Company with Continental substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.24  No Existing Non-Competition Agreements. No Insider is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer or director, as applicable, of the Company, except as disclosed in the Registration Statement.

2.25  Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act) or money market funds meeting the conditions of Rule 2a-7 of the Investment Company Act.

2.26  Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Sale Preliminary Prospectus and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.27  Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.28  Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any Insider, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.29  No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.30  Sarbanes-Oxley. The Company is, or on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder and related or similar rules or regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.31  Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.32  Listing on Nasdaq. The Public Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

2.33  Board of Directors. As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth as “Directors” or “Director nominees” under the heading of the Sale Preliminary Prospectus and the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of Nasdaq that are, in each case, applicable to the Company. As of the Effective Date, the Company will have an Audit Committee that satisfies the applicable requirements under the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of Nasdaq.

2.34  Emerging Growth Company. From its formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.35  No Disqualification Events. Neither the Company, nor any of its predecessors or any affiliated issuer, nor any director, executive officer, or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Representative a copy of any disclosures provided thereunder.

2.36  Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act. The Company: (a) has not engaged in any Testing-the-Waters Communication (as defined below) other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1  Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representative reasonably objects in writing.

3.2  Federal Securities Laws.

3.2.1  Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations, and the Exchange Act, and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Sale Preliminary Prospectus and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2  Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3  Exchange Act Registration. The Company will use its best efforts to maintain the registration of the Class A Ordinary Shares (or any successor security for which Class A Ordinary Shares are exchangeable in connection with a Business Combination) under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated or is acquired, if earlier, or, in the case of the Public Warrants, until the Public Warrants expire and are no longer exercisable or have been exercised or redeemed in full. The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representative prior to the earlier of the Company’s liquidation or the Business Combination.

3.2.4  Exchange Act Filings. From the Effective Date until the earlier of the Company’s initial Business Combination, or its liquidation and dissolution, the Company shall timely file with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) such statements and reports as are required to be filed by a company registered under Section 12(b) of the Exchange Act.

3.2.5  Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3  Free-Writing Prospectus. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act, without the prior consent of the Representative.

3.4  Delivery to Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge and from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each of the Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request.

3.5  Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective until the completion of the Offering and will notify the Representative as promptly as reasonably possible and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, and in light of the circumstances under which they were made, not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6  Affiliated Transactions.

3.6.1  Business Combinations. The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or its officers or directors unless (i) the Company or a committee of independent and disinterested members of its board of directors obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the Business Combination is fair to the Company from a financial point of view and (ii) a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction.

3.7  Reports to the Representative. For a period of five years from the Effective Date until such earlier time when the Company either completes its Business Combination or is required to be liquidated, or is no longer required to file reports under the Exchange Act, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company files with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each current Report on Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two copies of each registration statement filed by the Company with the Commission under the Act, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and their counsel in connection with the Representative’s receipt of such information. Documents filed with or furnished to the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.8  Transfer Agent. For a period from the Effective Date until such time when the Company either completes its Business Combination or is required to be liquidated, the Company shall retain a transfer agent and warrant agent acceptable to the Representative. Continental is acceptable to the Representative.

3.9  Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all Company expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the Company’s legal and accounting fees and disbursements, (ii) the preparation, printing, filing, mailing and delivery (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Sale Prospectus and the Prospectus, including any pre- or post-effective amendments or supplements thereto, and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (iii) fees incurred in connection with conducting background checks of the Company’s management team, not to exceed $3,000 per person (in the case of investigations and background checks in U.S. jurisdictions) and $4,000 per person (in the case of investigations and background checks in non-U.S. jurisdictions), (iv) the preparation, printing, engraving, issuance and delivery of the Units, the Class A Ordinary Shares and the Public Warrants included in Units, including any transfer or other taxes payable thereon, (v) filing fees incurred in registering the Offering with FINRA, (vi) fees, costs and expenses incurred in listing the Securities on Nasdaq or such other share exchanges as the Company and the Representative together determine, (vii) all fees and disbursements of the transfer and warrant agent, (viii) reasonable expenses from all participants (including the Underwriters) associated with “due diligence” and “road show” meetings arranged by the Representative and any presentations made available by way of a net roadshow, including without limitation trips for the Company’s management to meet with prospective investors and all travel, food and lodging expenses associated with such trips incurred by the Company or such management or the Representative; (ix) the documented fees of the Underwriters’ legal counsel incurred in connection with the review and qualification of the Offering by FINRA (which amount shall not exceed $15,000 in the aggregate); (x) the cost of Ipreo database charges; and (xi) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.9, provided that the maximum accountable expense allowance reimbursed to or paid on behalf of the Underwriters under this section shall not exceed $60,000 in the aggregate, which aggregate maximum expense allowance shall not include the documented fees of up to $15,000 of the Underwriters’ legal counsel to be reimbursed by the Company under subsection (ix) hereof, without the prior written approval of the Sponsor or the Company. If the Offering is consummated, the Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to Closing) to be paid by the Company to the Representative and others. If the Offering is not consummated for any reason other than a material breach by the Underwriters of their obligations hereunder, the expenses set forth above paid by the Representative shall be reimbursed by the Sponsor or the Company.

In addition, the Company agrees to pay for the documented costs and expenses reasonably incurred by the Underwriters in connection with the Business Combination, including the fees and expenses of their legal counsel, to the extent provided for in Section 3.32 hereof (which shall not exceed an amount to be mutually agreed upon by the Company and the Representative at such time).

3.10  Application of Net Proceeds. The Company will apply the net proceeds from the Offering and Unit Private Placement received by it in a manner materially consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.11  Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date. Any financial statements filed or furnished on the Commission’s EDGAR website will be considered to be generally available to security holders for purposes of this Section 3.11.

3.12  Notice to the Representative or FINRA.

3.12.1  Notice to the Representative. For a period of 60 days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged, in writing, to assist the Company in its search for a Target Business or to provide any other services in connection therewith, the Company will provide the following to the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered a Participating Member with respect to the Offering. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file with the Commission in connection with the Business Combination.

3.12.2  FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 10% or greater shareholder of the Company becomes a Participating Member.

3.12.3  Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.13  Stabilization. Neither the Company, nor to its knowledge, assuming reasonable inquiry, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.14  Intentionally Omitted.

3.15  Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of the Company’s initial Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to the Representative, in accordance with Section 1.3. The Representative shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Underwriting Commission.

3.16  Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17  Auditor. Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Withum or another nationally recognized independent registered public accounting firm.

3.18  Form 8-K. The Company shall, on or prior to the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Unit Private Placement. Within four Business Days after the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Over-allotment Option provided for in Section 1.2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Units and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

3.19  Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of White & Case.

3.20  Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as provided for in the Trust Agreement and disclosed in the Prospectus. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it shall be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.21  Amendments to Charter Documents. The Company covenants and agrees that prior to its initial Business Combination it will not seek to amend or modify its Charter Documents, except as set forth therein.

3.22  Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representative’s prior written consent (not to be unreasonably delayed, conditioned or withheld), for a period of 25 days after the Closing Date. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any other publicity required by law, except that including the name of any Underwriter therein shall require the prior written consent of such Underwriter.

3.23  Insurance. The Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws) until the consummation of the Company’s Business Combination.

3.24  Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriters, at the Company’s expense, promptly, but in no event later than two Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Units for at least the period during which a prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

3.25  Private Placement Proceeds. On or prior to the Closing Date and each Option Closing Date, if any, the Company shall have caused the applicable proceeds from the Unit Private Placement and certain of the proceeds from the sale of the Option Private Placement Units, if any, to be deposited into the Trust Account in accordance with the Purchase Agreements.

3.26  Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account with respect to such financing.

3.27  Amendments to Agreements. Prior to the consummation of the Business Combination, the Company shall not amend, modify or otherwise change the Trust Agreement, the Registration Rights Agreement, the Warrant Agreement or the Insider Letter without the prior written consent of the Representative, which will not be unreasonably delayed, conditioned or withheld.

3.28  Maintenance of Nasdaq Listing. Until the consummation of a Business Combination, the Company will use its commercially reasonable efforts to maintain the listing of the Public Securities on Nasdaq or a national securities exchange acceptable to the Representative.

3.29  Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Public Warrants and the Private Placement Warrants outstanding from time to time.

3.30  Notice of Disqualification Events. The Company will notify the Representative in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.31  Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Act relating to, any Units, Class A Ordinary Shares, Founder Shares, Public Warrants or any securities convertible into or exercisable or exchangeable for any Class A Ordinary Shares or Founder Shares, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Units, Class A Ordinary Shares, Founder Shares, Public Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or Founder Shares owned, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise, or publicly disclose the intention to undertake any of the foregoing, without the prior written consent of the Representative, except, in each case, that the Company may (a) issue and sell the Private Placement Units and the Option Private Placement Units, if any, (b) issue and sell the Option Units on exercise of the option provided for in Section 1.2.2 hereof (if any), (c) register with the Commission pursuant to the Registration Rights Agreement the resale of the Founder Shares, the Private Placement Units, the Option Private Placement Units, if any, units that may be issued upon conversion of working capital loans (and any Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants underlying the Private Placement Units and the Option Private Placement Units, if any, or units issued upon conversion of working capital loans or Class A Ordinary Shares issued upon conversion of the Founder Shares) and (d) issue securities in connection with a Business Combination. However, the preceding clauses (i) and (ii) shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to the terms of the Insider Letter applicable to directors and officers at the time of such transfer; and as long as, to the extent any reporting obligation under Section 16 of the Exchange Act is triggered as a result of such transfer, any related filing includes a practical explanation as to the nature of the transfer). The Representative in its sole discretion may release or waive the transfer restrictions set forth herein at any time without notice.

3.32  In connection with the initial Business Combination, the Company shall, if requested by the Underwriters, use commercially reasonable efforts to (i) provide, or cause the target of the initial Business Combination (the “Target”) to provide, to the Underwriters and their representatives, customary documentation, including (A) all financial and other records, including any financial forecasts or projections, (B) pertinent corporate documents, (C) material contracts, (D) documents and information contained in the virtual data room used in connection with the initial Business Combination, and (E) any other information, certifications or documentation reasonably requested by the Underwriters and their representatives with respect to the parties to the Business Combination Agreement, in each case, with reasonable advance opportunity to review the foregoing; (ii) cause appropriate officers, directors and employees of the parties to the definitive agreement for the Company’s initial Business Combination (the “Business Combination Agreement”), and cause representatives of the Company’s and the Target’s accountants and auditors, to participate in any due diligence sessions reasonably requested by the Underwriters in connection with the initial Business Combination; and (iii) provide, and in the case of the Target, cause to provide, customary comfort letters, legal negative assurance letters, in form and substance reasonably satisfactory to the Underwriters, each dated as of the effective date of the registration statement, statutory prospectus, prospectus or proxy statement, as applicable, filed in connection with the initial Business Combination and as of the date of the shareholder vote to approve the initial Business Combination. The Company agrees to pay for the documented costs and expenses reasonably incurred by the Underwriters in connection with the foregoing, including the fees and expenses of their legal counsel, which shall not exceed an amount to be mutually agreed upon by the Company and the Representative at such time.

3.33  The Company shall include in any Business Combination Agreement (i) a covenant for the assignment and assumption, by the public entity resulting from the Business Combination, of all of the Company’s indemnification obligations under Section 5 hereof and (ii) that the Underwriters may rely on the representations and warranties contained therein as if they were a party thereto.

3.34  In connection with the initial Business Combination, the Company shall use commercially reasonable efforts to cause the Target to execute and deliver to the Representative a joinder agreement, in form and substance reasonably satisfactory to the Representative, pursuant to which it shall join this Agreement as a signatory and a party for purposes of being subject to Section 3.32 hereof, and as a result, the Company’s obligations to cause the Target to take such actions shall cease to be of force or effect.

3.35  The Company acknowledges and agrees that nothing in this Agreement shall be interpreted to obligate the Underwriters to take any action, or to refrain from taking any action, in connection with the Business Combination and any such actions will be undertaken by each Underwriter, in respect of itself, in its sole discretion and only pursuant to a separate, definitive written agreement between such Underwriter and the Company or another registrant.

3.36  The Company shall (i) (A) provide the Underwriters and their representatives with notice of filing of, and a reasonable advance opportunity to review and comment on, any registration statement, preliminary prospectus, statutory prospectus, final prospectus, proxy statement, tender offer document or offering document, as applicable, including exhibits and financial statements included or incorporated by reference therein, any other documents incorporated by reference therein and any amendment or supplement thereto, to be filed with or furnished to the Commission in connection with the initial Business Combination (each, a “Business Combination Disclosure Document”), prior to each such filing, and will not permit the filing of any such document without the Representative’s consent, with such consent not to be unreasonably withheld, (B) provide each Underwriter and its representatives a reasonable advance opportunity to review and comment on any publicly-disseminated document that names or describes such Underwriter, whether or not such document is filed, (C) give reasonable consideration to accepting any comments made by the Underwriters and their representatives in respect of such Business Combination Disclosure Documents, and (D) consider in good faith including in any such filing, document or response all comments reasonably proposed by the Underwriters and their representatives; provided that any information naming or describing an Underwriter must be in a form and content reasonably satisfactory to such Underwriter; and (ii) upon the request by the Underwriters, promptly file an amendment to any Business Combination Disclosure Document, filed in connection with the initial Business Combination, to correct any information to the extent that such information shall have become false or misleading in any material respect, or to correct any material omissions therefrom.

4.  Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance in all material respects by the Company of its obligations hereunder and to the following conditions:

4.1  Regulatory Matters.

4.1.1  Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative.

4.1.2  FINRA Clearance. By the Effective Date, the Underwriters shall have received a letter of no objections from FINRA as to the terms and arrangements and the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3  No Commission Stop Order. At the Closing Date and at each Option Closing Date, if any, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

4.1.4  Approval for Listing on Nasdaq. The Securities shall have been approved for listing on Nasdaq, subject to official notice of issuance and evidence of satisfactory distribution, satisfactory evidence of which shall have been provided to the Representative.

4.2  Counsel Matters.

4.2.1  Closing Date and Option Closing Date Opinions of U.S. Counsel. On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion and negative assurance statement of Ropes & Gray LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative as representative for the several Underwriters and in form and substance reasonably satisfactory to the Representative and White & Case, as well as the favorable opinion and negative assurance letter of White & Case, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative for the several Underwriters and in form and substance reasonably satisfactory to the Representative.

4.2.2  Closing Date and Option Closing Date Opinions of Cayman Counsel. On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Maples and Calder (Cayman) LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative as representative for the several Underwriters and in form and substance reasonably satisfactory to the Representative and White & Case.

4.2.3  Reliance. In rendering such opinions, such counsels may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided that copies of any such statements or certificates shall be delivered to the Representative’s counsel if requested.

4.3  Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative as representative for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in Section 4.3.3 below) to the Representative from Withum dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date, if any:

4.3.1  Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

4.3.2  Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

4.3.3  Stating that, on the basis of their review, a reading of the latest available minutes of the shareholders and Board of Directors and the various committees of the Board of Directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, or at a date not later than five days prior to the Effective Date (in the case of the letter provided at the time this Agreement is executed), or through the Effective Date (in the case of the letter provided at the Closing Date or Option Closing Date, as the case may be), there was any change in the share capital or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the December 31, 2025 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus;

4.3.4  Setting forth, at a date not later than five days prior to the Effective Date (in the case of the letter provided at the time this Agreement is executed), or through the Effective Date (in the case of the letter provided at the Closing Date or Option Closing Date, as the case may be), the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

4.3.5  Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

4.3.6  Statements as to such other matters incident to the transaction contemplated hereby as the Representative or White & Case may reasonably request, including that Withum is registered with the Public Company Accounting Oversight Board.

4.4  Officers’ Certificates.

4.4.1  Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board, the Chief Executive Officer or the President, and the Chief Financial Officer of the Company, or any similar or equivalent officer of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed in all material respects all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representative may reasonably request.

4.4.2  Chief Financial Officer’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified, (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission, (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and Nasdaq, and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5  No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal, foreign or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company’s knowledge, assuming reasonable inquiry, threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6  Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Transaction Documents.

5.	Indemnification.

5.1  Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and their affiliates, and each dealer selected by the Underwriters that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers, agents, partners, members and employees and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (“Controlling Person”) any Underwriter, against any and all loss, liability, claim, damage and expense whatsoever as incurred to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Business Combination Disclosure Documents, any Preliminary Prospectus including the Sale Preliminary Prospectus or the Prospectus (as from time to time each may be amended and supplemented, including, but not limited to any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any foreign or state securities commission or agency, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (“NYSE”), any other securities exchange or any of the markets operated by OTC Markets Group, Inc. (the “OTC Markets”); or (iv) any post-effective amendments to the Registration Statement or Prospectus or new Registration Statement or Prospectus filed by the Company with the Commission, any state securities commission or agency, any of the OTC Markets or any securities exchange; or (v) the omission or alleged omission from the Registration Statement, the Business Combination Disclosure Documents, any Preliminary Prospectus including the Sale Preliminary Prospectus or the Prospectus or subsequent filing by the Company under clause (iv) of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its affiliates, each Selected Dealer and each of their respective directors, officers, partners, agents, members and employees and each Controlling Person, if any, for any and all reasonably incurred and documented expenses (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Underwriters) as such expenses are incurred by each Underwriter, its affiliates, such Selected Dealer or each of their respective directors, officers, partners, agents, members and employees or such Controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action, whether or not any such person is a party to any such claim or action and including any and all reasonable legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that the foregoing agreement shall not apply to any loss, claim, damage, liability or expenses to the extent, but only to the extent, arising out of or based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in the Registration Statement, any Business Combination Disclosure Document, any Preliminary Prospectus including the Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or the jurisdictions listed in the section entitled “Underwriting” in the Registration Statement, any Preliminary Prospectus including the Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereof, as the case may be; (y) the use of the Sale Preliminary Prospectus or Prospectus in violation of any stop order or other notice received by the Underwriters indicating the then current Prospectus is not to be used in connection with the sale of any Securities or (z) the Underwriters otherwise failing in its prospectus delivery obligations. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The indemnity agreement set forth in this Section 5.1 shall be in addition to any liabilities that the Company may otherwise have.

5.2  Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each Controlling Person of the Company, if any, against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Business Combination Disclosure Document, any Preliminary Prospectus including the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to, the Underwriters by or on behalf of the Underwriters expressly for use in, the Registration Statement, any Preliminary Prospectus including the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any such application, and to reimburse the Company or any such director, officer or Controlling Person, if any, for any and all expenses as such expenses are reasonably incurred and documented, in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action; provided, however, that the obligation of each Underwriter to indemnify the Company (including any director, officer or Controlling Person thereof), shall be limited to the commissions received by such Underwriter in connection with the Securities underwritten by it pursuant to this Agreement. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus including the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, shall consist solely of the Underwriters’ Information. The indemnity agreement set forth in this Section 5.2 shall be in addition to any liabilities that the Underwriter may otherwise have.

5.3  Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under Sections 5.1 or 5.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 5.1 or 5.2 above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that (a) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (b) the indemnifying party agrees to such separate representation, then, in each case, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (iii) the indemnified party shall have employed separate counsel in accordance with the provision to the preceding sentence reasonably approved by the indemnifying party (or by the Underwriter in the case of Section 5.2), representing the indemnified parties who are parties to such action, (iv) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (v) the indemnifying party is not defending such action in good faith, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

5.4  Settlements. The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld, delayed or conditioned unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 5.3 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional written release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

5.5  Contribution.

5.5.1  Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, each Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and each Underwriter, as incurred, in such proportion as is represented by the percentage of the underwriting discount appearing on the cover page of the Prospectus as compared to the offering price per Unit and the Company shall be responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) with respect to any action or claim shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation with respect to such action or claim. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information furnished by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 5.5.1, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public pursuant to this Agreement. For purposes of this Section, each director, officer, agent, partner, member and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act, shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.5.2  Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.5 are several and not joint.

6.	Default by an Underwriter.

6.1  Default Not Exceeding 10% of Firm Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2  Default Exceeding 10% of Firm Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units, the Representative may, in its discretion, arrange for it or for another party or parties to purchase such Firm Units to which such default relates, on the terms contained herein. If within one Business Day after such default relating to more than 10% of the Firm Units the Representative does not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10, 5, and 9.3 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3  Postponement of Closing Date. In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7.	Additional Covenants.

7.1  Additional Shares or Options. The Company hereby agrees that, until the consummation of a Business Combination, it shall not issue any Class A Ordinary Shares or any options or other securities convertible into Class A Ordinary Shares, or any preferred shares or other securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Class A Ordinary Shares on a Business Combination.

7.2  Trust Account Waiver Acknowledgments. The Company hereby agrees that it will use its reasonable best efforts prior to commencing its due diligence investigation of any prospective Target Business or obtaining the services of any vendor to have such Target Business or vendor, as applicable, acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $200,000,000 (without giving effect to any exercise of the Over-allotment Option), for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the Public Shareholders in the event they elect to redeem Class A Ordinary Shares contained in the Public Securities in connection with the consummation of a Business Combination or amendments to the Charter Documents as described in the Prospectus, (ii) to the Public Shareholders in connection with the Company’s liquidation of the Trust Account if the Company fails to consummate a Business Combination within the time period set forth in the Charter Documents and the Prospectus, or (iii) to the Company after or concurrently with the consummation of a Business Combination and (b) for and in consideration of the Company (A) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (B) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote of at least a majority of its Board of Directors.

7.3  Insider Letter. The Company shall not take any action or omit to take any action which would cause a breach of the Insider Letter and will not allow any waivers of the Insider Letter without the prior written consent of the Representative, which consent shall not unreasonably be delayed, conditioned or withheld.

7.4  Trust Agreement Matters. The Company agrees that the Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by both the Company and the Representative with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative.

7.5  Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.6  Emerging Growth Company. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Securities within the meaning of the Act.

7.7  Target Net Assets. The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the value of the assets held in the Trust Account at the time of signing the definitive agreement for the Business Combination with such Target Business (excluding taxes payable on income earned on the Trust Account and the Deferred Underwriting Commission). The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business meets such fair market value requirement, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

7.8  Right of First Refusal. Until [●], 2028, BTIG shall have a right of first refusal to act as the capital markets advisor, placement agent or book-running lead manager, as the case may be, in connection with any private placement or public offering of equity, equity-linked or debt (including, without limitation, asset-backed) securities of the Company, provided that such right of first refusal shall automatically terminate upon the consummation of the Business Combination. For the avoidance of doubt, under no circumstances shall BTIG or any of its affiliates be obligated to accept any offer to act as the Company’s placement agent, underwriter, or advisor and nothing contained herein shall constitute the agreement of BTIG to so act. Notwithstanding the foregoing, in accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three (3) years from the commencement of sales of the Offering.

8.  Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the 7th anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.  Effective Date of This Agreement and Termination Thereof.

9.1  Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2  Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; (ii) trading or quotation on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, NYSE, the NYSE American or any of the OTC Markets shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; (iii) the United States shall have become involved in a new war or an increase in existing major hostilities; (iv) a banking moratorium has been declared by New York State or a Federal authority; (v) a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market; (vi) the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including without limitation, a calamity relating to a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s sole opinion, make it inadvisable to proceed with the delivery of the Units; (vii) the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) the Representative shall have become aware after the date hereof of a Material Adverse Effect on the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities or other calamity (including without limitation, a calamity relating to a public health matter or natural disaster) or crisis either within or outside the United States, or a material increase in any of the foregoing, after the date hereof, as in the Representative’s sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Public Securities.

9.3  Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.9 hereof.

9.4  Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.	Miscellaneous.

10.1  Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF, and shall be deemed given when so transmitted, mailed, delivered or faxed or if mailed, two days after such mailing.

If to the Representative:

BTIG, LLC
65 E. 55th Street
New York, New York, 10022
Attn: General Counsel

Email: iblegal@btig.com

Copy (which copy shall not constitute notice) to:

White & Case LLP
555 South Flower Street, Suite 2700
Los Angeles, California 90071
Attn: Daniel E. Nussen

If to the Company:

Lower Cross Acquisitions Corp
18 Lower Cross Road
Greenwich, CT 06831
Attn: Richard A. Barasch Copy (which copy shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attn: Christopher J. Capuzzi

10.2  Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3  Amendment. This Agreement, including, without limitation, Section 1.3 hereof, may only be amended by a written instrument executed by each of the parties hereto.

10.4  Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5  Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Selected Dealers, the Company and the Controlling Persons, directors, agents, partners, members, employees and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

10.6  Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.

10.7  Submission to Jurisdiction. Each of the Company and the Representative irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or the offering of the Securities. Each of the Company and the Representative irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any such process or summons to be served upon the Company or the Representative may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representative in any action, proceeding or claim. Each of the Company and the Representative waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court. The Company agrees that the Underwriters shall be entitled to recover all of their reasonable attorneys’ fees and expenses relating to any action or proceeding or incurred in connection with the preparation therefor if any of them are the prevailing party in such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.8  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

10.9  Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

10.10  Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.11  No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction pursuant to a contractual relationship between the Company and the Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of this offering of the Company’s securities, either before or after the date hereof and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company and the Underwriters agree that they are each responsible for making their own independent judgment with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Lower Cross Acquisitions Corp

By:
Name:	Richard A. Barach
Title:	Chief Executive Officer

Accepted on the date first above written.

BTIG, LLC, as Representative of the several underwriters

By:
Name:	[●]
Title:	Managing Director

SCHEDULE A

Lower Cross Acquisitions Corp

20,000,000 Units

Underwriter	Number of Firm Units to be Purchased
BTIG, LLC
TOTAL	20,000,000

SCHEDULE B

1.	Investor Presentation, dated September 2026.